Exhibit 99.1

Perspective Therapeutics to Present at the Society of Nuclear Medicine and Molecular Imaging (SNMMI) Annual Meeting 2024

SEATTLE, WASHINGTON – May 20, 2024 – Perspective Therapeutics, Inc. (“Perspective” or “the Company”) (NYSE AMERICAN: CATX), a radiopharmaceutical company that is pioneering advanced treatment applications for cancers throughout the body, today announced the Company will present information pertaining to the Company’s sponsored studies of its assets at the Society of Nuclear Medicine & Molecular Imaging (“SNMMI”) Annual Meeting 2024, which is being held in Toronto, Canada, from June 8-11, 2024. The Company notes that results based on investigator-initiated use of its assets are also being presented.

“We are greatly encouraged by the progress of our clinical and preclinical programs," said Thijs Spoor, CEO of Perspective. "The upcoming presentations at the SNMMI meeting will showcase our activities with VMT-α-NET and other promising therapies, underlining our commitment to advancing care for patients battling challenging tumor types.”

[212Pb]VMT-α-NET for the Treatment of Neuroendocrine Tumors

The abstract describing Perspective’s trial in progress of the Phase 1/2a dose escalation study (NCT05636618) in patients with unresectable or metastatic somatostatin receptor type 2 ("SSTR2")-positive neuroendocrine tumors ("NETs") who have not received prior peptide receptor radionuclide therapies (“PRRT”) stated the trial’s status as of January 15, 2024, consistent with the abstract submission deadline for the SNMMI conference. Updates on this trial as of March 7, 2024 were provided during the Company’s investor update on March 18, 2024, accessible on the events page of the Company’s website. This study, in conjunction with the Phase 0 imaging study (NCT05111509), would inform the recommended Phase 2 dose of [212Pb]VMT‑α‑NET.

Perspective, in collaborating independent investigators, is evaluating dosimetry and the applicability of patient-specific dosing as determined by a target renal absorbed dose for [212Pb]VMT-α-NET. An abstract reported pooled data from ten patients recruited in the Company’s sponsored Phase 0 imaging study and an investigator sponsored absorbed dose escalation study. The investigator reported [212Pb]VMT-α-NET was prescribed to three patients at individualized doses of 5.3, 7.9, and 13.3 mCi (cumulatively, delivered over two cycles) while targeting renal absorbed dose of 3.5Gy. Higher levels of targeted renal absorbed doses are in the protocol for subsequent cohorts of the investigator sponsored study.

The Company has been informed that updated results from the investigator initiated trial of [212Pb]VMT-α-NET in India have been accepted for presentation by the SNMMI conference. The investigator enrolled adult patients with histologically confirmed NETs and metastatic medullary thyroid carcinomas. The investigator informed the Company that the update includes results from 12 patients at a later data cutoff date than previous presentations. The most recent prior public update by the investigator was during the 36th Annual Congress of the European Association of Nuclear Medicine (EANM) in September 2023.

Preclinical Progress on Targeted Therapies for Melanoma and Tumor Environments

The Company will present preclinical data for [212Pb]VMT01, a targeted α-particle radionuclide therapy (α-TRT) targeting the melanocortin 1 receptor (“MC1R”), used in combination with immune checkpoint inhibitors (“ICIs”) in diverse murine melanoma models with high (B16-F10), mid (YUMM-D3) and low (YUMMwt) expressions of MC1R. These data provide a rationale for advancing the combination of [212Pb]VMT01 and ICIs to clinical investigations. The ongoing Phase 1/2a study of [212Pb]VMT01 is being amended to evaluate the safety and tolerability of Perspective’s [212Pb]VMT01 in combination with the ICI nivolumab in patients with histologically confirmed melanoma and MC1R-positive imaging scans.

The final presentation will introduce [203/212Pb]-PSV-359, a novel cyclic peptide developed to target fibroblast activation protein alpha (“FAP”), a protein abundantly expressed by cancer-associated fibroblasts in tumor lesions and involved in promoting disease progression. [203/212Pb]‑PSV‑359 has a proprietary targeting moiety designed by Perspective to optimize “theranostic” applications, representing a promising avenue for addressing FAP expressing cancers regardless of disease site.

Presenter	Abstract Title	Presentation Details
VMT-α-NET
Vikas Prasad	A Phase I/IIa of [212Pb]VMT-α-NET Targeted Alpha-Particle Therapy for Advanced SSTR2 Positive Neuroendocrine Tumors	Abstract ID: 242430 Session Type: Poster Session: MTA07 – Oncology, Basic, and Translational 2 Date and Time: Monday, June 10, 2024, 10 a.m. EDT
Sanchay Jain	Optimal imaging timepoint for diagnostic performance of 203Pb-VMT-α-NET SPECT/CT in neuroendocrine tumors	Abstract ID: 242347 Session Type: Poster Session: MTA07 – Oncology, Basic, and Translational 2 Date and Time: Monday, June 10, 2024, 10 a.m. EDT

Ishita B. Sen, DNB	212Pb-VMT-α-NET Targeted Alpha Therapy in Metastatic Neuroendocrine Tumors: First in Human study on Safety and Efficacy	Abstract ID: 242556 Session Type: Oral Session: SS22 – Oncology Basic Clinical Trials and Dosimetry Date and Time: Monday, June 10, 2024, 1:40 p.m. EDT
Stephen A. Graves	212Pb-VMT-α-NET αPRRT planning based on 203Pb-VMT-α-NET predictive dosimetry	Abstract ID: 242110 Session Type: Oral Session: IS09 – Radionuclides (CMIIT/RPSC) Date and Time: Tuesday, June 11, 2024, 8:30 a.m. EDT
VMT01
Sam Rodman	Low-dose [212Pb]VMT01 targeted alpha-particle therapy cooperates with immune checkpoint inhibitors to induce robust tumor responses in a heterogeneous melanoma model in mice	Abstract ID: 241509 Session Type: Poster Session: MTA06 – Molecular Targeting Probes 1 Date and Time: Sunday, June 9, 2024, 6:30 p.m. EDT
PSV-359
Brianna S. Cagle, PhD	De novo discovery and preclinical evaluation of cyclic radiopeptide [203/212Pb]-PSV-359 targeting human fibroblast activation protein for alpha-particle radiotherapy in cancers	Abstract ID: 241158 Session Type: Oral Session: SS02 – New Directions in Radiopharmaceuticals Date and Time: Saturday, June 8, 2024, 2:55 p.m. EDT

About Perspective Therapeutics, Inc.

Perspective Therapeutics, Inc., is a radiopharmaceutical development company that is pioneering advanced treatment applications for cancers throughout the body. The Company has proprietary technology that utilizes the alpha emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting peptides. The Company is also developing complementary imaging diagnostics that incorporate the same targeting peptides, which provide the opportunity to personalize treatment and optimize patient outcomes. This "theranostic" approach enables the ability to see the specific tumor and then treat it to potentially improve efficacy and minimize toxicity.

The Company's melanoma (VMT01) and neuroendocrine tumor (VMT-α-NET) programs have entered Phase 1/2a imaging and therapy trials for the treatment of metastatic melanoma and neuroendocrine tumors at several leading academic institutions. The Company has also developed a proprietary 212Pb generator to secure key isotopes for clinical trial and commercial operations.

For more information, please visit the Company's website at www.perspectivetherapeutics.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include statements concerning, among other things, the Company’s ability to pioneer advanced treatment applications for cancers throughout the body; the Company’s expectation that its clinical and preclinical programs will continue to progress; the Company’s belief that it will showcase its activities with VMT-α-Net and other promising therapies at the Society of Nuclear Medicine and Molecular Imaging meeting, underlining the Company’s commitment to advancing care for patients battling challenging tumor types; the Company’s belief that [203/212Pb]-PSV-359, a novel cyclic peptide, has the ability to target fibroblast activation protein alpha, a protein abundantly expressed by cancer-associated fibroblasts in tumor lesions and involved in promoting disease progression; the Company’s belief that it has designed a proprietary targeting moiety for [203/212Pb]PSV359 to optimize “theranostic” applications, representing a promising avenue for addressing FAP expressing cancers regardless of disease site; the Company's prediction that complementary imaging diagnostics that incorporate certain targeting peptides provide the opportunity to personalize treatment and optimize patient outcomes; the Company's expectation that its "theranostic" approach enables the ability to see specific tumors and then treat it to potentially improve efficacy and minimize toxicity; the Company’s ability to develop a proprietary 212Pb generator to secure key isotopes for clinical trial and commercial operations; the Company’s clinical development plans and the expected timing thereof; the expected timing for availability and release of data; expectations regarding the potential market opportunities for the Company’s product candidates; the potential functionality, capabilities, and benefits of the Company’s product candidates and the potential application of these product candidates for other disease indications; the Company’s expectations, beliefs, intentions, and strategies regarding the future; the Company’s intentions to improve important aspects of care in cancer treatment; and other statements that are not historical fact.

The Company may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation, the potential that regulatory authorities may not grant or may delay approval for the Company’s product candidates; uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; pre-clinical and early clinical trials may not be indicative of the results in later clinical trials; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of regulatory authorities may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; the Company’s ability to obtain and maintain regulatory approval for the Company’s product candidates; delays, interruptions or failures in the manufacture and supply of the Company’s product candidates; the size and growth potential of the markets for the Company’s product candidates, and the Company’s ability to service those markets; the Company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; the Company’s expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; the Company’s ability to obtain additional funding to support its clinical development programs; the availability or potential availability of alternative products or treatments for conditions targeted by the Company that could affect the availability or commercial potential of its product candidates; the ability of the Company to manage growth and successfully integrate its businesses; the Company’s ability to maintain its key employees; sufficient training and use of the Company’s products and product candidates; the market acceptance and recognition of the Company’s products and product candidates; the Company’s ability to maintain and enforce its intellectual property rights; the Company’s ability to maintain its therapeutic isotope supply agreement with the Department of Energy; the Company’s ability to continue to comply with the procedures and regulatory requirements mandated by the FDA for additional trials, Phase 1 and 2 approvals, Fast Track approvals, and 510(k) approval and reimbursement codes; and any changes in applicable laws and regulations. Other factors that may cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), in the Company’s other filings with the SEC, and in the Company’s future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this news release are made as of this date. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Perspective Therapeutics IR:

Annie Cheng

ir@perspectivetherapeutics.com

Russo Partners, LLC

Nic Johnson / Adanna G. Alexander, Ph.D.

PerspectiveIR@russopr.com